Exhibit 99
[LOGO]		News Release
First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Donald J. Swistowicz (630) 875-7460 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST REPORTS RECORD EARNINGS QUARTER UP 6.8% - FULL YEAR 2000 UP 9.6%

ITASCA, IL, JANUARY 18, 2001 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today reported net income for the fourth quarter ended December 31, 2000 increased to a record $19.4 million, or $0.47 per diluted share, as compared to 1999's like quarter of $18.1 million, or $0.44 per diluted share, representing an increase of 6.8% on a per diluted share basis. Performance for the current quarter resulted in annualized returns on average equity and assets of 18.3% and 1.31%, respectively, as compared to returns of 19.5% and 1.31% for the like quarter of 1999.

Full year 2000 net income increased to a record $75.5 million, or $1.83 per diluted share as compared to 1999's $70.9 million or $1.67 per diluted share, representing an increase of 9.6% on a per diluted share basis. 2000's record results represent the tenth consecutive year of record operating earnings and translate to returns on average equity and assets of 19.2% and 1.30%, respectively, as compared to 17.4% and 1.34% for 1999.

As a result of the sale of $30 million of home equity loans, the transfer of $40 million of other loans to the securities portfolio, and the December 2000 payoff of some $30 million in commercial real estate related loans, loan growth in fourth quarter 2000 was essentially flat on a linked-quarter basis. Nonetheless, both loans at December 31, 2000 and average loans for full year 2000 grew significantly at 9.14% and 14.9%, respectively, over prior year levels, with the growth being experienced in all loan categories with the exception of residential mortgages.

During fourth quarter 2000 First Midwest continued to focus on core deposit generation, thereby reducing its reliance on higher cost wholesale funding. Average core deposits for the quarter grew 5.5% as compared to fourth quarter 1999 while average core deposits for full year 2000 grew 2.4% over 1999 levels. Average wholesale funding, meanwhile, dropped to $1.15 billion in fourth quarter 2000 from an average of $1.3 billion for the prior three quarters of the year.

Notwithstanding the richer asset mix resulting from the year's strong loan growth and the funding cost reductions related to the core deposit growth and reduction in wholesale funding discussed above, fully taxable net interest income in fourth quarter 2000 declined 2.1% on a linked-quarter basis and 3.8% from fourth quarter 1999. Importantly, the drop in net interest margin which began in the third quarter of 1999 has decelerated with fourth quarter 2000 showing only a 5 basis point decline from third quarter 2000 as contrasted to declines of 18, 12 and 10 (or a combined 40) basis points shown in the third, second and first quarters of 2000, respectively. First Midwest expects to see improvement in this key component of net income over future quarters as a result of the loan growth and funding cost reductions combined with the recent actions of the Fed in reducing interest rates and signaling likely further reductions.

The provision for loan losses of approximately $2.0 million recorded during fourth quarter 2000 exceeded both the quarter's net charge-offs and the provision recorded in fourth quarter 1999. For full year 2000 provisions of approximately $9.1 million exceeded the year's net charge-offs of $6.7 million resulting in a ratio of reserve for loan losses to total loans at year-end 2000 of 1.39%, consistent with the levels maintained throughout the year and appropriate to the loan growth experienced in 2000.

Credit quality at December 31, 2000 continued to be sound with nonperforming loans to total loans decreasing to .61% as compared to .68% at year end 1999 and representing the lowest level in twelve quarters. Additionally, net loan charge-offs remained level throughout 2000 with the year's ratio of net charge-offs to average loans of .21% being the lowest since 1997 and the second lowest in First Midwest's history. Reflective of both the higher provisioning and lower charge-offs described above, at year-end 2000 the ratio of reserve for loan losses to nonperforming loans stood at 227% up from 210% at year-end 1999. (Informationally, at December 31, 2000 First Midwest had no shared national credit nor leasing portfolio exposure.)

Total noninterest income for fourth quarter 2000 grew 9.4% over 1999's like quarter. Factoring out mortgage banking revenues (which were eliminated incident to the realignment of residential mortgage banking operations in the second quarter of 2000), total noninterest income for fourth quarter and full year 2000 increased over 1999 levels by 16.8% and 19.2%, respectively. Furthermore, the three major categories of service charges and fees increased for the quarter and full year by 17.6% and 18.7%, respectively, over 1999. The significant improvement realized in noninterest income during 2000 was the direct result of a variety of initiatives put in place during 1999. Although the benefits of these initiatives are expected to continue, First Midwest anticipates that the levels of increase next year will moderate in 2001.

Noninterest expenses for fourth quarter 2000 continued to be vigorously controlled and declined 6.1% as compared to fourth quarter 1999 following declines of 5.8% and 1.5% in third quarter and second quarter 2000, respectively. Full year 2000 noninterest expenses fell 3.6% as compared to 1999. The reduction in noninterest expenses for the current quarter and full year is related to both the residential mortgage banking realignment described above (which saw the elimination of approximately 100 full-time equivalent positions) as well as First Midwest's enhanced expense control practices.

During fourth quarter and full year 2000, First Midwest repurchased approximately 227,000 and 485,000 shares of its common stock, respectively, under existing repurchase authorizations. At December 31, 2000 there were approximately 1.7 million shares remaining under such authorizations. At its regular November 2000 meeting, the Board of Directors of First Midwest approved an increase in the quarterly cash dividend to $0.20 per share, up 11% from the previous $0.18, representing the ninth increase in cash dividends declared in the last eight years.

Turning to the year at hand, current First Call estimates for full year 2001 diluted earnings per share begin at $1.95 with a consensus of $2.00, implying an EPS growth rate of approximately 7% to 9%. Current expectations are that full year 2001 diluted EPS will grow in the implied 7% to 9% range, with growth in the first half of the year being at the lower end of the range and that in the second half at the higher end. This expectation is consistent with First Midwest's historical year-over-year earnings growth resulting more heavily from the enhanced performance of the later quarters of the year. Further, this expectation is believed to be realistic in the context of the significant economic, monetary and fiscal uncertainties confronting First Midwest and business generally.

With assets of $5.9 billion, First Midwest is the largest independent and fifth overall largest banking company in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management, mortgage and related financial services to a broad array of customers through 73 offices located in more than 40 communities.

Safe Harbor

This Press Release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent First Midwest's expectations and beliefs concerning future events including, but not limited to, its loan growth, core and wholesale funding sources, net interest income and margin, provision and reserve for loan losses, noninterest income and expenses, nonperforming loan levels and net charge-offs and diluted earnings per share growth rate for 2001.

First Midwest cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those set forth in the forward looking statements due to market, economic and other business-related risks and uncertainties effecting the realization of such statements.

Accordingly, results actually achieved may differ materially from expected results in these statements. First Midwest does not undertake, and specifically disclaims, any obligation to update any forward looking statements to reflect events or circumstances occurring after the date of such statements.

Financial Statements and Tables
Accompanying this Press Release is the following unaudited financial data:
Operating Highlights and Stock Performance (1 page) Condensed Consolidated Statements of Condition (1 page) Condensed Consolidated Statements of Income (1 page) Selected Quarterly Information (1 page)

This Press Release and the accompanying unaudited financial data, as well as certain additional unaudited selected financial information (totalling 3 pages), are available through the "Investor Relations" section on First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.

Operating Highlights	Quarters Ended			Years Ended
Unaudited - Accuracy and Completeness Not Guaranteed	December 31,			December 31,
	2000		1999		2000		1999

Net income, in thousands. . . . . . . . . . . . . . . . . . . . . .	$ 19,435		$ 18,131		$ 75,540		$ 70,909
Diluted earnings per share . . . . . . . . . . . . . . . . . . . . .	$ 0.47		$ 0.44		$ 1.83		$ 1.67
Return on average equity . . . . . . . . . . . . . . . . . . . . . .	18.25%		19.49%		19.17%		17.39%
Return on average assets . . . . . . . . . . . . . . . . . . . . . .	1.31%		1.31%		1.30%		1.34%
Net interest margin. . . . . . . . . . . . . . . . . . . . . . . . . . .	3.61%		4.06%		3.76%		4.24%
Efficiency ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	51.77%		55.47%		53.09%		55.66%

Stock Performance	Quarters Ended				Years Ended
Unaudited - Accuracy and Completeness Not Guaranteed	December 31,				December 31,
	2000		1999		2000		1999
Market Price, Quarters Ended:
Quarter End . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 28.75		$ 26.50		$ 28.75		$ 26.50
High. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 29.25		$ 30.13		$ 29.25		$ 30.13
Low. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 22.00		$ 24.38		$ 21.00		$ 23.04
Book value per share . . . . . . . . . . . . . . . . . . . . . . .	$ 10.93		$ 8.98		$ 10.93		$ 8.98
Market price to book value . . . . . . . . . . . . . . . . . . .	2.6	x	3.0	x	2.6	x	3.0	x
Market price to 2000 earnings. . . . . . . . . . . . . . . . .	15.71	x	N/A		15.71	x	N/A
Quarterly dividend declared per share. . . . . . . . . . .	$ 0.20		$ 0.18		$ 0.74		$ 0.66
Shares outstanding, in thousands . . . . . . . . . . . . . .	40,866		41,113		40,866		41,113

First Midwest Bancorp, Inc.

Condensed Consolidated Statements of Condition
Unaudited - Accuracy and Completeness Not Guaranteed	December 31,
($s in thousands)	2000	1999
Assets
Cash and due from banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 166,423	$ 155,407
Funds sold and other short-term investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23,508	13,781
Securities available for sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,130,148	2,033,247
Securities held to maturity, at amortized cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	84,797	43,543
Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,233,196	2,962,487
Reserve for loan losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(45,093)	(42,645)
Net loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,188,103	2,919,842
Premises, furniture and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81,840	80,408
Investment in corporate owned life insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	126,860	105,343
Accrued interest receivable and other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	104,805	160,017
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 5,906,484	$ 5,511,588
Liabilities and Stockholders' Equity
Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 4,252,205	$ 4,001,183
Borrowed funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,145,872	1,077,732
Accrued interest payable and other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	61,684	63,412
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5,459,761	5,142,327
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	455	455
Additional paid-in capital.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	78,269	81,845
Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	487,878	442,711
Accumulated other comprehensive income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(7,039)	(49,072)
Treasury stock, at cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(112,840)	(106,678)
Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	446,723	369,261
Total liabilities and stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 5,906,484	$ 5,511,588

First Midwest Bancorp, Inc.

Condensed Consolidated Statements of Income	Quarters Ended		Years Ended
Unaudited - Accuracy and Completeness Not Guaranteed	December 31,		December 31,
($s in thousands except per share data)	2000	1999	2000	1999
Interest Income
Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 73,336	$ 61,643	$ 278,907	$ 233,744
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	34,708	32,604	141,086	123,569
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	211	606	1,524	3,966
Total interest income. . . . . . . . . . . . . . . . . . . . . . . . .	108,255	94,853	421,517	361,279
Interest Expense
Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43,689	33,669	155,887	129,177
Borrowed funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18,575	13,394	76,019	39,438
Total interest expense . . . . . . . . . . . . . . . . . . . . . . . .	62,264	47,063	231,906	168,615
Net interest income . . . . . . . . . . . . . . . . . . . . . . . . . .	45,991	47,790	189,611	192,664
Provision for Loan Losses . . . . . . . . . . . . . . . . . . . . . .	1,995	1,484	9,094	5,760
Net interest income after provision for loan losses . .	43,996	46,306	180,517	186,904
Noninterest Income
Service charges on deposit accounts. . . . . . . . . . . . . . . .	5,361	5,170	21,341	18,720
Trust and investment management fees. . . . . . . . . . . . . .	2,836	2,609	10,671	10,135
Other service charges, commissions, and fees. . . . . . . . .	4,521	3,038	16,282	11,825
Mortgage banking revenues . . . . . . . . . . . . . . . . . . . . . .	1	976	395	5,646
Corporate owned life insurance income . . . . . . . . . . . . .	2,146	1,334	6,517	5,209
Securities gains (losses), net . . . . . . . . . . . . . . . . . . . . . .	184	401	1,238	97
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,619	1,712	6,754	6,702
Total noninterest income. . . . . . . . . . . . . . . . . . . . . .	16,668	15,240	63,198	58,334
Noninterest Expense
Salaries and employee benefits. . . . . . . . . . . . . . . . . . . .	18,256	19,756	75,707	79,015
Occupancy expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,458	3,225	13,635	13,366
Equipment expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,859	2,050	7,900	8,479
Technology and related costs . . . . . . . . . . . . . . . . . . . . .	2,597	2,878	10,894	10,113
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8,877	9,434	36,280	38,836
Total noninterest expense . . . . . . . . . . . . . . . . . . . . .	35,047	37,343	144,416	149,809
Income before taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25,617	24,203	99,299	95,429
Income tax expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6,182	6,072	23,759	24,520
Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 19,435	$ 18,131	$ 75,540	$ 70,909
Diluted Earnings Per Share . . . . . . . . . . . . . . . . . .	$ 0.47	$ 0.44	$ 1.83	$ 1.67
Dividends Declared Per Share. . . . . . . . . . . . . . . .	$ 0.20	$ 0.18	$ 0.74	$ 0.66

First Midwest Bancorp, Inc.
Selected Quarterly Information

Key Financial Data
Unaudited - Accuracy and Completeness Not Guaranteed	Years Ended			Quarters Ended
	12/31/00	12/31/99	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
Diluted earnings per share. . . . . . . . . . . . . . . . . .	$ 1.83	$ 1.67	$ 0.47	$ 0.47	$ 0.45	$ 0.44	$ 0.44
Dividends per share. . . . . . . . . . . . . . . . . . . . . . .	0.74	0.66	0.20	0.18	0.18	0.18	0.18

Return on average equity. . . . . . . . . . . . . . . . . . .	19.17%	17.39%	18.25%	19.10%	19.62%	19.85%	19.49%
Return on average assets. . . . . . . . . . . . . . . . . . .	1.30%	1.34%	1.31%	1.30%	1.29%	1.30%	1.31%
Net interest margin. . . . . . . . . . . . . . . . . . . . . . . .	3.76%	4.24%	3.61%	3.66%	3.84%	3.96%	4.06%
Efficiency ratio. . . . . . . . . . . . . . . . . . . . . . . . . . .	53.09%	55.66%	51.77%	51.96%	54.00%	54.61%	55.47%

Asset Quality
Unaudited - Accuracy and Completeness Not Guaranteed	Years Ended			Quarters Ended
($s in thousands)	12/31/00	12/31/99	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
Nonaccrual loans. . . . . . . . . . . . . . . . . . . . . . . . .	$ 19,849	$ 20,278	$ 19,849	$ 20,313	$ 19,838	$ 19,137	$ 20,278
Foreclosed real estate. . . . . . . . . . . . . . . . . . . . . .	1,337	1,157	1,337	2,467	1,295	907	1,157
Loans past due 90 days and still accruing. . . . . . .	7,045	5,286	7,045	6,217	6,099	6,226	5,286
Nonperfoming loans to loans. . . . . . . . . . . . . . . .	0.61%	0.68%	0.61%	0.62%	0.62%	0.62%	0.68%
Nonperforming assets to loans
plus foreclosed real estate. . . . . . . . . . . . . . . . .	0.65%	0.72%	0.65%	0.69%	0.66%	0.65%	0.72%
Reserve for loan losses to loans. . . . . . . . . . . . . . .	1.39%	1.44%	1.39%	1.37%	1.38%	1.39%	1.44%
Reserve for loan losses to nonperforming loans. .	227%	210%	227%	222%	222%	225%	210%
Provision for loan losses. . . . . . . . . . . . . . . . . . . .	$ 9,094	$ 5,760	$ 1,995	$ 2,625	$ 2,512	$ 1,962	$ 1,484
Net loan charge-offs. . . . . . . . . . . . . . . . . . . . . . .	6,646	6,405	1,951	1,688	1,384	1,623	1,437
Net loan charge-offs to average loans. . . . . . . . . .	0.21%	0.23%	0.23%	0.21%	0.18%	0.22%	0.20%